UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SCAN-OPTICS, INC
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(Exact Name of Registrant as Specified in its Charter)

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April 28, 2005

Dear Stockholders:

You are cordially invited to the Annual Meeting of Stockholders of Scan-Optics, Inc. (“Scan-Optics”), scheduled to be held Wednesday, June 15, 2005, at Scan-Optics’ offices at 169 Progress Drive, Manchester, Connecticut, commencing at 1:30 p.m. Your Board of Directors and management look forward to meeting you personally.

At the meeting you will be asked to elect one director and to ratify the appointment of independent auditors for the fiscal year ending December 31, 2005 and to transact such other business as may properly be brought before the meeting.

In addition to the specific matters to be acted upon, there will be a report on the progress of Scan-Optics and an opportunity for questions of general interest to the stockholders. Important information is contained in the accompanying proxy statement which you are urged to read carefully.

Regardless of the number of shares you own, it is important that they are represented and voted at the meeting, whether or not you plan to attend. Accordingly, you are requested to mark, sign, date and return the enclosed proxy in the envelope provided at your earliest convenience.

Your interest and participation in the progress of Scan-Optics are greatly appreciated.

Sincerely,

Logan Clarke, Jr.
Director, Acting Chief Executive Officer and President

SCAN-OPTICS, INC.

Notice of Annual Meeting of Stockholders

The Annual Meeting of Stockholders of Scan-Optics, Inc. (“Scan-Optics”) will be held at the offices of Scan-Optics at 169 Progress Drive, Manchester, Connecticut, on Wednesday, June 15, 2005 at 1:30 p.m. (EDT) to consider and take action on the following items:

1.	To elect one director to serve until the Annual Meeting of Stockholders in 2008 (beginning on page 6);

2.	To ratify the appointment of independent auditors for the fiscal year ending December 31, 2005 (beginning on page 25); and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only holders of our common stock at the close of business on April 22, 2005 are entitled to notice of and to vote at the meeting or any adjournment thereof. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting at the offices of Scan-Optics, 169 Progress Drive, Manchester, Connecticut.

By Order of the Board of Directors,

Richard D. Harris
Secretary

Manchester, Connecticut
April 28, 2005

Directions to Scan-Optics’ offices at 169 Progress Drive, Manchester, Connecticut are as follows:

From I-84 Eastbound, take Exit 63. Turn left at traffic light onto Tolland Turnpike. Turn right at first traffic light onto Parker Street, follow directions below.

From I-84 Westbound, take Exit 63. Stay in the right lane, and turn right at traffic light. Proceed to the third traffic light and turn right onto Parker Street, follow directions below.

Follow Parker Street for 8/10th mile, then turn left onto Colonial Drive. Turn left onto Progress Drive, Scan-Optics is about one half mile on the left. A special parking area will be designated.

YOUR VOTE IS EXTREMELY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

SCAN-OPTICS, INC.

169 Progress Drive
Manchester, Connecticut 06040

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders of Scan-Optics, Inc., a Delaware corporation (“Scan-Optics” or the “Company”), to be held at the offices of Scan-Optics at 169 Progress Drive, Manchester, Connecticut, on Wednesday, June 15, 2005 at 1:30 p.m.

The solicitation of proxies on the accompanying form is made on behalf of the Board of Directors of Scan-Optics.

The cost of soliciting proxies on the accompanying form has been or will be borne by Scan-Optics. In addition to solicitation by mail, Scan-Optics will request banks, brokers and other custodians, nominees, and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions, if necessary. Scan-Optics will reimburse them for their expenses in so doing. Directors, officers and regular employees of Scan-Optics, who will receive no compensation for their services other than their regular salaries, may solicit proxies personally, by telephone or otherwise from stockholders. This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about April 28, 2005.

A stockholder signing and returning a proxy on the accompanying form has the power to revoke it at any time before the shares subject to it are voted by notifying the Secretary of Scan-Optics in writing of such revocation, or by filing a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Properly executed proxies, not revoked, will be voted in accordance with the instructions contained thereon at the meeting or any adjournment thereof. If this meeting is adjourned, you will be permitted to change or revoke your proxy until such time as it is voted. Unless a contrary specification is made thereon, it is the intention of the persons named in the enclosed proxy to vote FOR the nominee for election to the Board of Directors and FOR the appointment of UHY LLP as auditors for the fiscal year ending December 31, 2005.

OUTSTANDING VOTING SECURITIES

Only holders of our common stock, $.02 par value, at the close of business on April 22, 2005 are entitled to notice of and to vote at the meeting. On April 22, 2005, the record date, there were 41,451,577 shares of common stock outstanding. Each share of common stock is entitled to one vote per share.

See “Election of Directors-Share Ownership of Management” for information on beneficial ownership of common stock by directors and officers of Scan-Optics and holders of more than 5% of our outstanding voting stock as of our record date.

QUORUM REQUIRED TO TRANSACT BUSINESS

At the close of business on April 22, 2005, 41,451,577 shares of common stock were outstanding. Our by-laws require that a majority of the outstanding shares on that date be present in person or by proxy at the meeting in order to constitute a quorum to transact business. Shares as to which holders abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote those shares as to a particular matter (that is, broker non-votes), will be counted in determining whether there is a quorum of stockholders present at the meeting.

GOVERNANCE OF SCAN-OPTICS

In accordance with our By-Laws and Delaware law, responsibility for the management of Scan-Optics is vested in its Board of Directors. During 2004, the Board of Directors met eleven times. The majority of directors attended at least 75% of the aggregate of the number of meetings of the Board of Directors and of committees of the Board on which they served except for Mr. Flannery who attended one of the two meetings held while he was a director and Ms. Tilton who attended two of the three meetings held while she was a director. Three directors attended our 2004 annual meeting and the other continuing directors attended the board meeting that immediately preceded the 2004 annual meeting, but not the annual meeting itself. Directors are generally expected to attend our annual meeting of stockholders.

Stockholder Communications with the Board

Stockholders may communicate with any of our directors by writing to them c/o
Annmarie Gordon Daigle, Scan-Optics, Inc., 169 Progress Drive, Manchester, Connecticut 06040. All communications will be relayed to the individual director.

Ethics Policy

Scan-Optics is committed to maintaining the highest standards of business and ethical conduct. In support of this commitment, Scan-Optics has adopted a Policy Statement on Business Conduct and Ethics (the “Policy”) that applies to all directors, officers, employees and intermediaries of the Company and its subsidiaries. A copy of the Policy is available, for your review, on our website at www.scan-optics.com/PDF/EthicsPolicy.PDF.

Board Committees

The Board of Directors has delegated responsibilities with respect to management compensation and employee stock option plans to the Stock Options and Executive Compensation Committee, responsibilities with respect to certain audit matters to the Audit Committee and responsibilities with respect to recommending candidates to serve on the Board to the Nominating Committee.

The Stock Options and Executive Compensation Committee is responsible for reviewing and supervising all ordinary and incentive compensation payments and plans for executive officers of Scan-Optics and for approving grants of stock options to employees under our employee stock option plans. The Stock Options and Executive Compensation Committee met three times during 2004. The Stock Options and Executive Compensation Committee is composed of Messrs. Flannery, Holton (Chairman), and Schooley. Messrs. Schooley and Flannery replaced Messrs. Clarke and Coburn as members of the committee since the prior annual meeting of stockholders in 2004.

The Audit Committee is responsible for reviewing the adequacy of financial controls and the adequacy and accuracy of financial reporting. The Audit Committee met eight times during 2004. The Audit Committee is composed of Messrs. Takala (Chairman), Schooley and Scinto. Messrs. Schooley and Scinto replaced Messrs. Steele and Hamilton as members of the committee since the prior annual meeting of stockholders in 2004. The Audit Committee has been established in accordance with 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, and each of the Audit Committee members is “independent” as defined under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards, except that Mr. Scinto is not independent based on his employment by, and role as a managing director of, Patriarch Partners, LLC, an affiliate of ARK CLO 2000-1, Limited (“ARK”). ARK holds approximately 83% of the outstanding common stock of the Company. The Board of Directors has determined that Ralph J. Takala is a financial expert serving on its audit committee and is independent, as that term is used in Item 7(d)(3)(iv) of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended.

The Nominating Committee is responsible for screening and recommending candidates to serve on the Board. The Nominating Committee is composed of Messrs. Schooley and Flannery (Chairman). Messrs. Schooley and Flannery replaced Messrs. Griswold (Chairman), Coburn and Hamilton as members of the committee since the prior annual meeting of stockholders in 2004. Each of the Nominating Committee members is “independent” as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Nominating Committee met once in 2004. Although the nominating committee does not currently have a formal charter it considers stockholder nominees for directors in accordance with the procedure described under the heading “Stockholder Proposals” beginning on page 24.

In identifying director candidates, other than those that may be proposed by stockholders, the Nominating Committee solicits ideas for possible candidates from a number of sources, including Board members, Company executives and individuals personally known to Board members. In considering nominations for Board membership, the Nominating Committee takes into account a number of factors, including, but not limited to: educational background, professional work experience, current and prior board service, character and actual and potential conflicts of interest.

Directors’ Compensation

Directors, other than those who are full-time employees of Scan-Optics or a subsidiary, each receive a monthly fee of $750 and additional fees of $1,200 per board meeting attended and $500 per committee meeting attended. Directors who are full-time employees of Scan-Optics receive no remuneration for serving on the Board of Directors or committees. Under the Scan-Optics, Inc. 1990 Stock Option Plan for Outside Directors, each non-employee director automatically receives an option to purchase 5,000 shares of common stock on the twelfth day of June of each year during which the director is serving as a member of the Board. The exercise price per share is equal to the fair market value of a share of common stock on the date of grant ($.36 per share on June 12, 2004, the date of the most recently granted director stock options). The options vest six months after the date of grant. Messrs. Schooley, and Scinto and Ms. Tilton did not receive compensation or stock options for serving as board members of Scan-Optics in 2004.

Scan-Optics, Inc. entered into a consulting agreement with Mr. Kevin Flannery, a director of the Company, on March 28, 2005. The agreement is dated as of November 1, 2004. The agreement provides that Mr. Flannery will provide consulting services to the Company as requested by the chief executive officer or the board of directors, devoting such time as is required in order to perform such services, but in no event for less than six hours per month. The agreement provides that Mr. Flannery will receive a consulting fee of $1,666 per month and that the Company shall pay his reasonable and necessary expenses incurred in providing services to the Company.

PROPOSAL ONE - ELECTION OF DIRECTORS

The Certificate of Incorporation of Scan-Optics provides for a Board of Directors which is divided into three classes, as nearly equal in size as possible, with one class elected each year for a three-year term, to hold office until the end of such term and until successors have been elected and qualified.

Pursuant to our Certificate of Incorporation and By-laws, the Board of Directors has determined that Scan-Optics will decrease the number of directors from nine to six effective immediately following the 2005 Annual Meeting of Stockholders on June 15, 2005. In connection with the decrease in directors, Class I will have one director, Class II will have three directors and Class III will have two directors. The term of the Class I directors expires with the 2005 Annual Meeting of Stockholders. There are presently two Class I directors, John Holton and Kevin S. Flannery. The Board of Directors has nominated, and the Nominating Committee has recommended, Kevin S. Flannery for election as a Class I director. Mr. Holton’s term will expire at the 2005 Annual Meeting of Stockholders. The term of the newly elected director in Class I will expire in 2008. The term of the two directors in Class III will expire in 2006 and the term of the three directors in Class II will expire in 2007.

Mr. Flannery has confirmed his willingness to serve, if elected.

Pursuant to our Certificate of Incorporation, any vacancy on the Board of Directors may be filled by the vote of a majority of the directors then in office and any director elected to fill such a vacancy will hold office for the unexpired term of his or her predecessor. There will be no vacancies on the Board of Directors following the election of one Class I director and effectiveness of the decrease in size of the number of directors.

It is intended that the shares represented by the accompanying proxy will be voted for the election of Mr. Flannery as a Class I director unless the proxy indicates that authority to vote for such nominee is withheld. If a nominee is unable or declines to serve, which the Board of Directors has no reason to expect, the attorneys named in the proxy intend to vote for another person designated by the Board of Directors.

Under Delaware law, directors are elected by a plurality of the votes cast. Votes withheld are not counted as votes cast in the election of directors because brokers have discretion to vote shares without the instructions of the underlying beneficial holder with respect to the election of directors, so there will be no broker non-votes on this proposal.

The following information sets forth the nominee for election at this meeting and each director continuing in office, their ages, business experience over at least the last five years, other directorships and period of time as a director of Scan-Optics. Ms. Tilton and Messrs. Schooley and Scinto were elected at our last annual meeting of stockholders as a condition to the recapitalization of the Company by an affiliate of Patriarch Partners, LLC, our lenders and holder of 83% of our outstanding common stock.

Information Regarding Director Nominees

Nominee for election to Class I at this meeting to a term expiring in 2008:

Mr. Kevin S. Flannery, age 60. Mr. Flannery is President and Chief Executive Officer of Whelan Financial Corp, engaged in corporate and financial advisory work, which position he has held since 1992. He also has served as Chairman of the Board and Chief Executive Officer of RoweCom Inc, a subscription agent, from 2003 to 2004, and as Chairman of the Board and Chief Executive Officer of Telespectrum Worldwide, Inc., a telemarketing company, which position he held from 2002 through 2004. Previously, from 1975 to 1992 he was Senior Managing Director of Bear Stearns & Co. Inc., a global investment banking, securities trading and brokerage firm. Mr. Flannery also is a director of Dan River Mills, Darling International, Seitel Inc., Sheffield Steel Corp., and Texas Petrochemical. Mr. Flannery has been a member of the Board of Directors since 2004.

Recommendation of The Board of Directors.

The Board of Directors unanimously recommends that stockholders vote FOR the election of the Class I director nominee listed above. If not otherwise specified, proxies will be voted FOR this proposal.

Information Regarding Continuing Directors

Class III directors whose present terms continue until 2006:

Mr. Logan Clarke, Jr., age 77, is the Acting Chief Executive Officer and President of Scan-Optics. He previously served as an independent management consultant from 1991 to 2004 and also as Interim Executive Director of Southeast Area Technology Center, a business incubator and revolving loan fund from 1995 to 1996. He also served as acting President of Hartford College for Women from 1990 to 1991 and as Executive Vice President of Society for Savings, a savings bank, from 1986 to 1990. He has been a member of the Board of Directors since 1981.

Mr. Ralph J. Takala, age 65, is an independent business advisor and financial consultant. In connection with that role, he served as Chief Financial Officer of WalkAbout Computers, Inc. in 2004 and 2005 and he served as Interim Chief Financial Officer of PictureTel Corporation, an SEC registrant, from 2000 to 2001. Previously, he served as a partner at Ernst & Young, LLP, an international professional services firm, from 1978 to 1995. For a seven year period ending in 1988 at Ernst & Young, LLP, Mr. Takala served as engagement partner for Scan-Optics. He has been a member of the Board of Directors since 2003.

Class II directors whose present terms continue until 2007:

Mr. Scott Schooley, age 49, is the President and Managing Member of Woodside Capital Management, LLC (“Woodside”) an entity created to purchase distressed senior secured loans. Mr. Schooley is also a member of the Governing Board of Woodside and beneficially owns more that 5% of Woodside Capital Management, LLC, Woodside Funding Management, LLC and Woodside Opportunity Partners, LLC. Mr. Schooley was formerly the President of Blackstone Cable, an entity he created to purchase distressed cable television loans and cable television systems. In such capacity, he managed loan purchases, receivership and bankruptcy proceedings, acquisitions, transfers of ownership and operations of cable television assets. Prior to the creation of Woodside and Blackstone Cable, he was a partner in the law firm of Bingham Dana, LLP (currently Bingham McCutchen), where he represented lenders and borrowers in a variety of financing, bankruptcy and corporate transactions. Mr. Schooley is a director of Petry Media Corp., and a director and a member of the compensation committee of FPM, LLC.

Ms. Lynn Tilton, age 46, has worked in the financial services industry for over twenty years and has been involved with distressed asset management, equity investing, financial engineering, loan sales and trading, investment banking and senior management. In 2000, Ms. Tilton founded Patriarch Partners, LLC (together with its affiliates, “Patriarch”) to provide innovative financial solutions to companies undergoing periods of turmoil. Patriarch is in the business of providing portfolio management services to structured finance vehicles, originating and acquiring secured loans to troubled companies and acquiring those same companies through 363 sales, foreclosure sales and consensual reorganization processes. Patriarch is committed to offering long-term liquidity and support to companies and management teams confronting operational issues, industry changes and/or suffering under the downturn of an economic cycle. Patriarch currently performs certain management and servicing roles in connection with seven CDOs, two CLOs, and a private equity fund, and it currently monitors credit facilities in respect to approximately $4.5 billion dollars of assets under its management, including equity positions (majority and minority) in more than 55 companies.
Ms. Tilton’s involvement in the distressed arena began in 1989 at Oppenheimer & Co. as an asset manager for the Oppenheimer Horizon Fund. In 1990, she joined Kidder, Peabody & Co., Inc. to head the effort in distressed debt research and direct certain proprietary investments. From 1993 to 1994, Ms. Tilton was a Managing Director and Head of Sales at M.J. Whitman, Inc. From 1994 through early-1998, she was a Managing Director, Principal and Partner at Amroc Investments, Inc. where she led the sales desk, and negotiated purchases and sales of distressed bank loans and bonds. Prior to her experience in the distressed debt market, Ms. Tilton spent eight years in mergers and acquisitions, corporate finance and high yield finance. Ms. Tilton began her career in mergers and acquisitions at Morgan Stanley & Co., and continued her career in corporate finance and merchant banking at Goldman, Sachs & Co. and Merrill Lynch.

Mr. Michael Scinto, age 46, is a Managing Director of Patriarch Partners, LLC. Mr. Scinto was formerly with Woodside, an entity created to purchase distressed senior secured loans, and in such capacity he managed a portfolio of loans to, and investments in, middle market companies. Prior to joining Woodside, Mr. Scinto was with National Cooperative Bank, a nationally chartered bank focusing on the cooperatively organized business sector, where he created their small business lending group. Mr. Scinto has also served with financial institutions including Quest Equities, a sub-debt and equity investment fund, Bank of New England and Fleet National Bank. Before entering the financial services industry he was a lawyer with the Hartford, Connecticut based firm of Fazzano & Dubay. Mr. Scinto is also a director of Lakewest Group, LLC, Fetco Home Décor, Inc., and Sarcom, Inc.

Share Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of shares of common stock as of April 22, 2005 of each director, each nominee for director, each executive officer named in the Summary Compensation Table contained elsewhere in this proxy statement and the directors and executive officers of the Company as a group. We know of no persons with beneficial ownership of more than 5% of our voting stock as of April 22, 2005, other than ARK. Except as noted, each stockholder listed has sole voting and investment power with respect to the shares shown as being beneficially owned by such stockholder. The address for the individuals listed below is c/o Scan-Optics, Inc., 169 Progress Drive, Manchester, Connecticut 06040, except that the address for Mr. Scinto and Ms. Tilton is c/o Patriarch Partners, LLC, 112 South Tryon Street, Suite 700, Charlotte, NC 28284; Mr. Flannery is c/o Whelan Financial Corp, 255 Farmington Drive, Charlottesville, VA 22901; and Mr. Schooley is c/o Woodside Capital, 179 Allyn Street, Hartford, CT 06103.

Name	Number of Shares (1)	Percentage of Common Stock Outstanding
Logan Clarke, Jr. (2)	50,600	*
Joseph P. Crouch	649,501	1.6%
Kevin S. Flannery	0	N/A
Richard C. Goyette	963,176	2.3%
John J. Holton	30,000	*
Joel K. Howser	846,319	2.0%
James C. Mavel (3)	1,711,710	4.1%
Clarence W. Rife (4)	3,287	*
Scott Schooley	0	N/A
Michael Scinto (5)	0	N/A
Peter H. Stelling	29,958	*
Ralph J. Takala	5,000	*
Lynn Tilton (6)	34,425,345	83%
ARK (6)	34,425,345	83%

Directors and executive officers as a
group (13 persons)	38,714,896	91%

(*)	Ownership is less than 1%.

(1)
Includes the following number of shares subject to options exercisable within 60 days of April 22, 2005: Logan Clarke, Jr., 50,000 shares; Joseph P. Crouch, 647,490 shares; Richard C. Goyette, 962,694 shares; John J. Holton, 30,000 shares; Joel K. Howser, 845,237 shares; James C. Mavel, 1,651,225 shares; Peter H. Stelling, 29,958 shares; Ralph J. Takala, 10,000 shares; and all directors and executive officers as a group, 4,226,604 shares.

(2)	Mr. Clarke was appointed Acting CEO and President following the resignation of James Mavel on March 9, 2005.

(3)	Mr. Mavel resigned as CEO and President on March 9, 2005.

(4)	Mr. Rife retired on December 16, 2004. Any unexercised options held by him expired pursuant to their terms on March 16, 2005.

(5)	Mr. Scinto is an employee of Patriarch Partners, LLC, the collateral manager of ARK.

(6)
Upon the recapitalization of the Company’s equity in August 2004, ARK became the beneficial owner of 34,425,345 shares of common stock of Scan-Optics, of which 6,470,929 shares are subject to repurchase by Scan-Optics upon exercise of outstanding options under the Senior Executive Stock Option Plan. Pursuant to the rules of the Securities and Exchange Commission relating to beneficial ownership, (i) Patriarch Partners, LLC, as collateral manager of ARK (the “Collateral Manager”), (ii) LD Investments, LLC (“LDI”), as the sole member of the Collateral Manager, and (iii) Lynn Tilton, as the manager of the Collateral Manager and the manager and majority owner of LDI, can each be deemed to beneficially own the 34,425,345 shares of common stock of Scan-Optics owned by ARK. Each of the Collateral Managers, LDI and Lynn Tilton hereby disclaims any beneficial ownership of such securities.

Changes in Control of Registrant

On August 6, 2004, the Company issued and sold an aggregate of 34,425,345 shares of its common stock to the Company's principal lender, ARK, in a recapitalization pursuant to a Second Amended and Restated Subscription and Repurchase Agreement dated as of August 6, 2004 between the Company and ARK, as described in a Form 8-K filing made with the Securities and Exchange Commission on August 6, 2004. The issuance of the shares to ARK was a key component of a comprehensive financial restructuring arrangement with ARK commenced as of March 30, 2004 pursuant to the terms of a Third Amended and Restated Credit Agreement among the Company, ARK and the other lenders identified therein, the Guarantors identified therein and Patriarch Partners Agency Service LLC.

The shares were issued in exchange for:

•	cancellation of $3.8 million of mandatorily redeemable preferred stock held by ARK with a redemption date of June 1, 2005 and contingent voting power representing 46.67% of the voting power of the Company on a fully diluted basis;

•	cancellation of a warrant held by ARK exercisable after December 31, 2004 for 33.2% of the fully diluted common stock of the Company as of the issuance date of the warrant at $.02 per share; and

•	the extension of the maturity of all of the Company's secured indebtedness under the Credit Agreement from June 30, 2005 to March 20, 2007.

At the Company’s 2004 annual meeting of stockholders, the Company's stockholders approved an amended and restated certificate of incorporation of the Company increasing the number of authorized shares of common stock of the Company from 15,000,000 shares to 65,000,000 shares in order to permit the Company to complete the Recapitalization.

At the annual meeting and as a condition to the recapitalization, stockholders elected three designees of ARK, Messrs. Schooley and Scinto and Ms. Tilton, as Class II directors to the Board of Directors. As a further condition to the recapitalization, three directors of the Company - Messrs. E. Bulkeley Griswold, Robert H. Steele and Lyman C. Hamilton, Jr. - tendered their resignations from the Board of Directors.

The shares issued to ARK represented 79.8% of the fully diluted common stock of the Company at the time of issuance. The shares are subject to reduction or dilution in two circumstances, however: first, 6,470,929 of the shares are subject to redemption by the Company at $.02 per share to the extent that one or more current or former senior executives or the heirs holding options under the Company's Amended and Restated Senior Executive Stock Option Plan exercises his options, which plan reserves approximately 15% of the fully diluted common stock of the Company; and second, the shares are subject to dilution for options that may be granted under the 2004 Incentive and Non-Qualified Stock Option Plan, which plan reserve represents approximately 5% of the fully diluted common stock of the Company. Accordingly, ARK’s beneficial ownership may be reduced to no less than approximately 61% of the fully diluted common stock of the Company should all of the shares subject to redemption upon exercise of options under the Senior Executive Plan be redeemed.

EXECUTIVE COMPENSATION

Executive Officers

Our current executive officers, their ages, business experience over at least the last five years and period of time as an officer of Scan-Optics are described below.

Mr. Logan Clarke, Jr., age 77, was appointed Acting Chief Executive Officer and President on March 10, 2005. He has been a Director of Scan-Optics since 1981 and has worked closely with Mr. Mavel and other members of Scan-Optics' management over the years. He had previously served as Interim Executive Director of Southeast Area Technology Center, a business incubator and revolving loan fund from 1995 to 1996, independent management consultant from 1990 to 1995, as Executive Vice President of Society for Savings, a savings bank, from 1986 to 1990, as Dean of the School of Management at The Hartford Graduate Center from 1983-1986 and a lecturer in management from 1979-1983. Prior to 1979, Mr. Clarke served in multiple senior management positions in the banking industry.

Mr. Joseph P. Crouch, age 42, joined Scan-Optics in March 1999 and was appointed to the position of Vice President - Manufacturing Services Division in November 1999. Prior to joining the Company, Mr. Crouch was Director of Manufacturing Operations for CalComp's Input Technologies Division. Mr. Crouch had over ten years of contract manufacturing experience before joining the Company.

Mr. Richard C. Goyette, age 53, joined Scan-Optics in March 1996 as Vice President - Sales and Marketing. Prior to joining the Company, from 1993 through 1995, Mr. Goyette was Vice President of the Imaging Systems Division of Unisys. From 1992 to 1993, he was Vice President of the Software Products Group of Unisys. From 1990 to 1992 he was Vice President of Corporate Information Productivity Systems of Unisys. He is currently Vice President - Sales and Marketing.

Mr. Joel K. Howser, age 57, joined Scan-Optics in February 1997 as Vice President - Marketing. In December of 1997, Mr. Howser assumed the responsibility of Vice President - Product Development. Prior to joining the Company, from 1989 through 1996, he was Director of Development for Unisys in its image program. Mr. Howser had twenty years of experience in transaction processing and OCR/image development prior to joining Unisys. He is currently Vice President - Software Development.

Mr. Peter H. Stelling, age 54, joined Scan-Optics in 2003 as Vice President of Finance and in 2004 was named Chief Financial Officer, Vice President, Treasurer and Assistant Corporate Secretary. In his prior assignment, he was Senior Vice president of Finance and Chief Financial Officer of Gale Group, an operating unit of the Thomson Corporation. Prior to Gale, Mr. Stelling served as Vice President of Finance at Chambers Engraving Group, a unit of Dyson-Kissner-Moran, Inc, a New York based investment firm.

Mr. Paul M. Yantus, age 43, joined Scan-Optics on March 7, 2005 as Chief Operating Officer. Previously, Mr. Yantus was a founder and President of Espire Marketing, Inc. Prior to founding Espire, Mr. Yantus served in various positions at MSX International, including Senior Vice President—Business Process Outsourcing and IT (2002-2003), Vice President—Business and Technology Services (2001-2002), and General Manager—Integrated Information Solutions (1999-2001). Prior to his employment with MSX International, Mr. Yantus held senior positions at Danka Office Imaging Systems, Inc. and Lason Systems, Inc.

Summary Compensation Table

The following table sets forth information concerning the compensation paid to the Chief Executive Officer and the five other most highly compensated executive officers of Scan-Optics in 2004 for services rendered in all capacities during the fiscal years ended December 31, 2004, 2003 and 2002.

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)	Securities Underlying Options (#)	All Other Compensation ($) (2)
James C. Mavel (3) Chairman of the Board, Chief Executive Officer, and President	2004	328,900	0	15,620	1,247,900	23,251
	2003	316,250	118,500	17,042	125,000	22,302
	2002	262,500	55,466	23,128	0	15,333

Richard C. Goyette Vice President Sales and Marketing	2004	172,515	0	13,600	723,782	15,090
	2003	165,880	61,875	13,100	72,500	14,158
	2002	147,900	32,170	17,973	0	3,212

Joel K. Howser Vice President Software Development	2004	154,669	0	7,200	648,908	15,370
	2003	148,720	55,875	7,200	65,000	13,242
	2002	132,600	28,842	7,800	0	8,925

Clarence W. Rife (4) Vice President Access Services Division and Hardware Engineering	2004	164,700	0	6,900	648,908	70,170
	2003	148,720	55,875	7,200	65,000	20,691
	2002	132,600	28,842	7,800	0	16,023

Joseph P. Crouch Vice President Manufacturing Services Division	2004	154,669	0	12,865	499,160	10,037
	2003	148,720	55,875	12,513	50,000	7,466
	2002	112,500	22,186	13,923	0	5,822

Peter H. Stelling (5) Chief Financial Officer, Vice President and Treasurer	2004	135,833	0	5,700	29,958	1,998
	2003	37,316	0	0	0	0

(1)	Represents a cash bonus earned by such individuals in the applicable fiscal year and paid during the next fiscal year.

(2)
These amounts include an employer match under the Scan-Optics, Inc. Retirement Savings Plan, a qualified plan under Section 401 of the Internal Revenue Code of 1986 (the “Retirement Plan”) and term life, disability and other insurance premiums paid by Scan-Optics. Under an insurance agreement with Mr. Rife, the Company is obligated to $50,000 per annum for each of the ten years following his retirement. Mr. Rife received his first payment on December 29, 2004.

(3)	Mr. Mavel resigned as CEO and President on March 9, 2005.

(4)	Mr. Rife retired on December 16, 2004.

(5)	Mr. Stelling joined Scan-Optics on September 8, 2003.

Options Granted in Last Fiscal Year

The following table sets forth information on options granted in 2004 to the executive officers listed in the Summary Compensation Table:

Name	Options Granted #	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($) (1)

James C. Mavel(2)	1,247,900	22.8%	.25	8/21/14	249,580
RichardC. Goyette(2)	723,782	13.2%	.25	8/21/14	144,756
Joel K. Howser(2)	648,908	11.8%	.25	8/21/14	129,782
ClarenceW. Rife(2)(4)	648,908	11.8%	.25	8/21/14	129,782
Joseph P. Crouch(2)	499,160	9.1%	.25	8/21/14	99,832
Peter H. Stelling(2)	24,000	1%	.25	8/21/14	4,800
Peter H. Stelling(3)	5,000	1%	.66	4/27/14	1,000

(1)
Present value determination was made using a Black-Scholes option pricing model. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on the following assumptions:

1.	Volatility	.784
2.	Interest Rate	3%
3.	Time to Exercise	10 years

(2)
In connection with the recapitalization occurring in August 2004, each holder of options under the Senior Executive Stock Option Plan (“Old Options”) was granted additional options exercisable for 5.30 shares for each share issuable under the Old Options. The option exercise price is equal to the market value of a share of common stock on the date of grant. When any options are exercised under the Senior Executive Stock Option Plan, ARK will transfer a like number of shares to the Company for their par value to cover the option exercise. In this way, only ARK, and none of the stockholders, will suffer the dilution upon the exercise of such options. All options granted under the plan on December 31, 2001 were exercisable on the six month anniversary of the date of the grant and all options granted thereafter were immediately exercisable in full as of the date of the grant.

(3)	Options were granted under the Company’s Senior Executive Stock Option Plan on April 26, 2004 as part of an employment offer to Mr. Stelling.

(4)	All of Mr. Rife’s options terminated unexercised on March 16, 2005.

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values

The following table summarizes options exercised during 2004 and presents the value of unexercised options held by the named executives at fiscal year-end:

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End	Value of Unexercised in-the-Money Options at Fiscal Year-End
James C. Mavel	0	0	1,609,562 (1)	$ 2,500 (1)
			83,338 (2)	$ 0 (2)

Richard C. Goyette	0	0	938,529 (1)	$ 1,450 (1)
			48,336 (2)	$ 0 (2)

Joel K. Howser	0	0	823,575 (1)	$ 1,300 (1)
			43,333 (2)	$ 0 (2)

Clarence W. Rife (3)	0	0	848,373 (1)	$ 1,300 (1)
			43,335 (2)	$ 0 (2)

Joseph P. Crouch	0	0	630,825 (1)	$ 1,000 (1)
			33,335 (2)	$ 0 (2)

Peter H. Stelling	0	0	29,958 (1)	$ 0 (1)

(1)	Exercisable

(2)	Unexercisable

(3)	All of Mr. Rife’s options terminated unexercised on March 16, 2005.

*	Values are calculated by subtracting the exercise or base price from the fair market value of the common stock as of fiscal year end ($0.25 per share).

Executive Employment Agreements

Agreement with James C. Mavel

Scan-Optics entered into an employment agreement (“Employment Agreement”) effective as of December 31, 1996 with James C. Mavel to serve as its President and Chief Executive Officer and in such other executive capacities as the Board of Directors may designate from time to time. Mr. Mavel resigned his employment with the Company on March 9, 2005 by delivering a “notice of termination” to the Company through his attorney. The Employment Agreement provides for a base annual salary of $200,000 or such greater amount as the Board of Directors may from time to time determine, annual incentive compensation, involving both potential cash and stock option benefits, as the Stock Options and Executive Compensation Committee of the Board of Directors may determine, life insurance in the face amount of $550,000, use of an automobile, health and disability insurance benefits, participation in other benefits available generally to executive employees as the Board of Directors may determine, and certain other personal benefits. Under the Employment Agreement, Mr. Mavel is entitled to severance benefits consisting of one-year's base pay and continued participation for a year in our health and disability insurance plans if Scan-Optics terminates Mr. Mavel's employment without cause (as defined in the Employment Agreement) prior to a change in control of Scan-Optics or if Mr. Mavel, prior to a change in control, terminates his employment because Scan-Optics has significantly diminished his job responsibilities.

For a two-year period following a change in control of Scan-Optics, Mr. Mavel would be entitled to enhanced severance benefits, similar to those available to other executive officers and described below, if his employment terminates involuntarily (except on account of death or disability or for cause) or he terminates his employment for good reason. Good reason is defined to include: an adverse change in Mr. Mavel's powers, responsibilities or duties; a reduction in his base pay, discontinuance or a reduction of his participation in an incentive pay plan or arrangement or employee benefits in which he was participating; the failure of a successor company to assume the obligations of Scan-Optics under the Employment Agreement in connection with a liquidation, merger or consolidation of Scan-Optics or a transfer of all or substantially all of its assets; or any material breach of the agreement by Scan-Optics or any successor. Upon any such termination of employment, Mr. Mavel will receive a lump sum payment equal to the sum of (a) two and a half times his base pay, (b) two and a half times his incentive payments from the preceding year (or the second or third preceding year, if greater), (c) two and a half times Scan-Optics' matching contribution to its Retirement Savings Plan that would be made if he deferred four percent (or such higher percentage as may be eligible for matching contributions) of the amount of his base pay and incentive pay, and (d) the value of all his options to acquire Scan-Optics stock that will not become exercisable on account of his termination. The lump sum payment is subject to reduction to the extent necessary so that no portion of the payment will be subject to the excise tax imposed by Section 4999 of the federal income tax law. In addition, Mr. Mavel’s health, disability and life insurance coverage will continue for two years following termination of employment.

A change in control is defined as a change that would be required to be reported pursuant to the proxy regulations under the Securities Exchange Act of 1934, as amended, whether or not Scan-Optics is then subject to such reporting requirements. A change in control would also occur if any person or entity acquires 22% or more of the voting power of our outstanding securities or if over a two-year period the members of our Board of Directors at the beginning of the period (together with any persons nominated by a two-thirds majority of such directors) cease to constitute a majority of the Board.

The “notice of termination” received by the Company on March 9, 2005 from attorneys representing Mr. Mavel asserted Mr. Mavel’s entitlement to severance compensation under the Employment Agreement. The Company is investigating the assertions and intends to raise all available defenses in the event that an actual claim is made. While, based on currently available information, the Company does not believe that Mr. Mavel’s asserted claim to severance compensation is supported by the Employment Agreement or the facts, should such a claim be supported, the Company believes that such severance compensation would not exceed $1.3 million.

Letter Agreement with Logan Clarke, Jr.

On April 18, 2005, Logan Clarke, Jr. executed a letter agreement with the Company regarding his employment as Acting President and Chief Executive Officer. The employment letter agreement provides that Mr. Clarke will continue as the Company’s Acting President and Chief Executive Officer as an at-will employee until the board of directors determines otherwise or Mr. Clarke resigns. Under the employment letter agreement, Mr. Clarke agrees to provide the Company with one month’s written notice prior to any such resignation, and that he will not be considered as a candidate for the office of President and Chief Executive Officer when the board of directors begins an executive search for such office. The employment letter agreement also provides that Mr. Clarke will receive a salary of $27,400 per month, retroactive to March 10, 2005, the date that he became Acting President and Chief Executive Officer of the Company, and that the company shall reimburse Mr. Clarke for his reasonable business expenses incurred in his employment. The employment letter agreement provides that the material terms of the agreement may change in the future as the board of directors may determine is necessary.

Executive Severance Agreements

Scan-Optics has adopted executive officer severance agreements for Messrs. Crouch, Goyette, Howser and Stelling. These agreements provide severance benefits in the event of an involuntary termination of employment with Scan-Optics (except on account of death, disability or cause) or a voluntary termination of employment with Scan-Optics where good reason exists, in either case within two years following a change in control of Scan-Optics. A change in control is defined in the same way as in Mr. Mavel’s Employment Agreement described above. On an involuntary termination within two years following a change in control, each executive officer is entitled to a lump sum payment equal to the sum of (a) two and a half times his base pay and commission pay, (b) two and a half times his incentive payments from the preceding year (or the second or third preceding year, if greater), (c) two and a half times Scan-Optics’ matching contribution to its Retirement Savings Plan that would be made if he deferred under such Plan four percent (or such higher percentage as may be eligible for matching contributions) of the amount of base pay, commission pay and incentive pay, and (d) the value of all options to acquire Scan-Optics common stock that will not become exercisable on account of the executive officer’s termination. The lump sum payment is subject to reduction if necessary to avoid the imposition of an excise tax under federal income tax law limitations on so-called “golden parachute” payments. In addition, the executive officer’s insurance coverage will continue for two years following termination. These benefits generally will be in addition to any other benefits that executive officers are entitled to receive from Scan-Optics.

Executive Insurance Agreement

Under an insurance agreement with Mr. Rife, Scan-Optics is obligated to provide certain retirement and disability benefits. Since Mr. Rife retired from Scan-Optics on December 16, 2004 upon attaining the age of 65, Scan-Optics is obligated to pay him (or his beneficiary in the event that he dies during the retirement period) $50,000 per annum for each of the ten years following such retirement. Mr. Rife received his first payment on December 29, 2004. To provide for the adequate funding of its obligations under the agreement, Scan-Optics has purchased and is obligated to maintain at its expense an insurance policy on Mr. Rife’s life in the face amount of $310,000.

Stock Performance Graph

The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock during the period from January 1, 2000 through December 31, 2004, with the cumulative total return on the Russell 2000 Index and the NASDAQ Computer & Data Processing Index. The comparison assumes $100 was invested on January 1, 2000 in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. The performance shown is not necessarily indicative of future performance. To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, this section of the proxy statement shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

	Cumulative Total Return
	31-Dec-99	31-Dec-00	31-Dec-01	31-Dec-02	31-Dec-03	31-Dec-04

SCAN-OPTICS, INC.	100.00	9.60	14.77	16.62	28.31	15.38
RUSSELL 2000	100.00	96.98	99.39	79.03	116.38	137.71
NASDAQ COMPUTER & DATA PROCESSING	100.00	53.06	38.56	27.26	38.77	43.12

Report of the Board of Directors and the Stock Options
and Executive Compensation Committee

The following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities Exchange Commission, nor shall such information be incorporated by reference into any future filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Stock Options and Executive Compensation Committee is responsible for making recommendations to the full Board of Directors with respect to the compensation of our Chief Executive Officer and other executive officers of Scan-Optics, and with respect to long- and short-term incentive compensation awards. It also makes grants under our stock option plans for employees. The members of the Stock Options and Executive Compensation Committee are Messrs. Schooley, Flannery and Holton (Chairman). Messrs. Schooley and Flannery replaced Messrs. Clarke and Coburn as members of the committee since the prior annual meeting of stockholders in 2004. All members are non-employee directors, and no member has any direct or indirect material interest in or relationship with Scan-Optics outside of his position as director.

During 2004, the Stock Options and Executive Compensation Committee met separately from the Board of Directors on three occasions and other decisions were made in joint session with the other members of the Board of Directors. Mr. Mavel, the sole member of management who served on the Board of Directors during 2004, did not participate in decisions specifically concerning his compensation. The policies of the Board and the Stock Options and Executive Compensation Committee and their application in 2004 are described below.

The principal components of our executive compensation program are base salary, bonus compensation and stock options. Actual salary changes are based on performance and cost of living increases. Bonus awards for executive officers and other key members of management are paid only if Scan-Optics meets specified goals. Special awards can be granted to various members of management and other key employees based on merit.

Stock options are intended to align the interests of top management with the interests of stockholders. The Committee has the authority to determine the individuals to whom stock options are awarded, the terms on which option grants are made, and the number of shares subject to each option.

The overall objective of our compensation program is to reward performance in a manner that is competitive with comparable companies and that provides incentives for managers to produce steadily improved results. Historically, we have carefully measured the various compensation components - base salary, bonuses, options and other fringe benefits - against those offered by peer companies of similar size to ensure that Scan-Optics' executives and key employees are compensated in a fair manner. On December 15, 2003, we adopted a 2004 business plan which includes key financial performance goals to be met by the Company that largely determines the amount of incentive compensation available to the executive officers and twenty-eight other members of management and that includes various incentives for these officers and other members of management if Scan-Optics exceeds the performance goals included in the plan. We are satisfied that the compensation program included in our 2004 business plan is consistent with the overall objective of providing fair and competitive compensation that offers adequate incentives for the achievement of our performance goals.

The Committee approved cost of living raises for the executive officers as part of the 2004 business plan in December 2003 and a merit increase for Mr. Stelling in March 2004 as part of the appointment to Chief Financial Officer. These raises represented cost of living and merit increase adjustments and ranged from 4% to 17% of base salary.

In accordance with the 2004 business plan, the Committee approved awards of bonus compensation for the achievement of the performance goals included in the 2004 business plan. Achievement of the performance goals was based on the consolidated financial statements of Scan-Optics as of and for the year ended December 31, 2004, as audited by UHY LLP. Under the plan, no bonus compensation was earned by our executive officers or other employees.

Further, no stock options or other equity compensation awards were granted to our executive officers for 2004, other than the award of additional stock options in August 2004 to certain of our senior executive officers, including Mr. Mavel, to provide anti-dilution protection for options previously granted to them under the Senior Executive Stock Option Plan in connection with the Company’s 2004 recapitalization. As disclosed to our stockholders in our 2004 proxy statement, when any options under the Senior Executive Stock Option Plan are exercised in accordance with the terms of the applicable option agreement, ARK will transfer a like number of shares to Scan-Optics for $0.02 per share to cover the option exercise, reducing the number of shares of common stock held by ARK. In this way, only ARK, and none of the other stockholders of Scan-Optics, will suffer any dilution upon the exercise of any such options.

Board of Directors and Stock Options and Executive Compensation Committee,

Logan Clarke, Jr.	*Kevin S. Flannery	*John J. Holton
*Scott Schooley	Michael Scinto	Ralph J. Takala
Lynn Tilton

(*) Indicates members of the Stock Options and Executive Compensation Committee

Report of the Audit Committee

The following report, except for matters set forth under “Independent Auditor Fee Information” and “Policy of Audit Committee on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountant,” shall not be deemed to be “soliciting material” or to be “filed” with the Securities Exchange Commission, nor shall such information be incorporated by reference into any future filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

In accordance with its written charter adopted by the Board of Directors, the Audit Committee (the “Committee”) oversees, on behalf of the Board of Directors, the quality and integrity of the accounting, auditing and financial reporting practices of Scan-Optics. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and Scan-Optics that might bear on the auditors’ independence consistent with the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee discussed with the auditors any relationships that may affect their objectivity and independence, including fees for non-audit services, and satisfied itself as to the auditor’s independence. The Committee also discussed with management and the independent auditors the quality and adequacy of Scan-Optics’ internal controls. The Committee reviewed with the independent auditors their audit plan and audit scope.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees” and, with and without management present, discussed and reviewed the independent auditors’ examination of the financial statements.

The Committee discussed and reviewed the audited financial statements of Scan-Optics as of and for the year ended December 31, 2004, with management and the independent auditors. This review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Based on the reviews and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements of Scan-Optics be included in its Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission, and the Board of Directors approved this recommendation.

Principal Accountant Fees and Services

Effective October 6, 2004, the Audit Committee of our Board of Directors selected and engaged UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2004. UHY LLP replaced Ernst & Young LLP as our independent registered public accounting firm. Ernst & Young LLP resigned as our independent registered public accounting firm on September 1, 2004.

Audit Fees

Aggregate fees billed by UHY LLP for professional services rendered for the audit of our annual consolidated financial statements included in the annual report on Form 10-K and the review of interim consolidated financial statements included in the quarterly report on Form 10-Q for the quarter and nine months ended September 30, 2004 and the review and audit of the application of new accounting pronouncements and SEC releases were $115,100 for the year ended December 31, 2004, which includes $17,100 in fees to UHY Hacker Young, an affiliate of UHY LLP.

Aggregate fees billed by Ernst & Young LLP for professional services rendered for the review of interim consolidated financial statements included in quarterly reports on Form 10-Q and the review of the application of new accounting pronouncements and SEC releases were $28,500 and $159,000 for the years ended December 31, 2004 and 2003, respectively.

Audit-Related Fees

There were no audit related fees billed by UHY LLP for the year ended December 31, 2004.

Aggregate fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and that are not disclosed under "Audit Fees" above were $15,000 and $5,000 for the years ended December 31, 2004 and 2003, respectively. These audit related services include primarily audits of the Company's Employee Stock Ownership Plan and 401(k) plan.

Tax Fees

There were no tax fees billed by UHY LLP for the year ended December 31, 2004.

Aggregate fees billed by Ernst & Young LLP for professional services for tax compliance, tax advice and tax planning were $74,040 and $65,385 for the years ended December 31, 2004 and 2003, respectively. These tax related services include primarily tax compliance, tax planning and tax advice.

All Other Fees

Aggregate fees billed by UHY LLP for all other products and services provided were zero for the year ended December 31, 2004.

Aggregate fees billed by Ernst & Young LLP for all other products and services provided were zero for the years ended December 31, 2004 and 2003.

UHY LLP ("UHY") has a continuing relationship with UHY Advisors, Inc. ("Advisors") from which it leases staff who are full time permanent employees of Advisors and through which its partners provide non-audit services. There were no non-audit services provided to the Company in 2004. As a result of UHY's arrangement with Advisors, UHY has no full time employees and, therefore, all audit services performed for the Company by UHY for 2004 were provided by permanent, full time employees of Advisors leased to UHY. UHY manages and supervises the audit engagement and the audit staff, and is exclusively responsible for the report rendered in connection with its audit of the Company's 2004 consolidated financial statements.

Policy of Audit Committee on Pre-Approval of Audit and
Permissible Non-Audit Services of Independent Accountant

The Audit Committee pre-approves all audit and non-audit services provided by the independent accountants prior to the engagement of the independent accountants with respect to such services. All of the audit fees and services described above were subject to advance approval of the Audit Committee. Notwithstanding the pre-approval policy, all of the audit-related, tax and other services provided by UHY LLP and Ernst & Young LLP in fiscal year 2004 and 2003 and related fees were approved in advance by the Audit Committee.

Audit Committee,

Ralph J. Takala, Chairman
Michael Scinto
Scott Schooley

Change in Accountants

Former Accountants

Scan-Optics, Inc. received verbal notification on September 1, 2004 from the firm of Ernst & Young LLP (“E&Y”), with a follow-up letter dated September 2, 2004, of their decision to resign as the Scan-Optics’ independent accountant effective September 1, 2004.

The reports of E&Y on the financial statements of the Company for the last two fiscal years (2002 and 2003) contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years audited by E&Y (2002 and 2003) and the subsequent interim period preceding the date of E&Y’s resignation, there have been no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which if not resolved to the satisfaction of E&Y would have caused them to make reference thereto in their report on the financial statements for such periods.

During the Company’s two most recent fiscal years audited by E&Y (2002 and 2003) and the subsequent interim period preceding the date of E&Y’s resignation, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Company had requested that E&Y furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated September 7, 2004, was filed as Exhibit 16.1 to the Form 8-K filed September 8, 2004.

E&Y had not previously advised management or the Audit Committee of the Company of its intention to resign.

Newly Engaged Auditors

On October 6, 2004, the Audit Committee of the Board of Directors of Scan-Optics, Inc. (the “Company”) appointed the accounting firm of UHY LLP to serve as the Company’s independent registered public accounting firm, effective for the fiscal year ending December 31, 2004. The Company did not, nor did anyone on its behalf, consult UHY LLP during the Company’s two most recent fiscal years and during the subsequent interim period prior to the Company’s engagement of UHY LLP regarding the application of accounting principles to a specific completed or proposed transaction, the type of audit opinion that might be rendered on the Company’s financial statements or any matter being the subject of a disagreement or a “reportable event” or any other matter described in Item 304(a)(2) of Regulations S-K .

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities Exchange Commission. Those directors, officers and stockholders are required to send us copies of all such forms they file. To our knowledge, based on a review of copies of such forms we have received, we believe that all of our officers filed the required forms on or before their due dates in 2004. None of our directors (Messrs. Clarke, Holton and Takala) who were granted options in 2004 with respect to the annual grant of options filed Form 4 Statements of Changes in Beneficial Ownership to reflect options granted in 2004. The Company is working with these directors to file Form 4 Statements of Changes in Beneficial Ownership to reflect these grants.

PROPOSAL TWO - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed, subject to stockholder approval, UHY LLP to serve as our independent auditors for the fiscal year ending December 31, 2005. Under Delaware law and our By-Laws, the affirmative vote of a majority of the votes cast at the meeting will be required to ratify the appointment. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Representatives of UHY LLP are expected to be present at the Annual Meeting where they will have an opportunity to make a statement if they desire to do so and are expected to be available to answer appropriate questions.

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of UHY LLP as our independent auditors for the fiscal year ending December 31, 2005. If not otherwise specified, proxies will be voted FOR this proposal.

THREE - OTHER BUSINESS

The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before such meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies on such matters in accordance with their judgment.

INCORPORATION BY REFERENCE

Each stockholder of record as of April 22, 2005 is receiving in this mailing a copy of our annual report for the year ended December 31, 2004.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the Annual Meeting of Stockholders in 2006, must be received by Scan-Optics at its principal executive offices no later than December 29, 2005 in order to be considered for inclusion in Scan-Optics’ proxy statement and form of proxy relating to the Annual Meeting of Stockholders in 2006. Any such proposal must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission and the notice provisions of our By-Laws.

In addition, with respect to the Annual Meeting of Stockholders in 2006, if a stockholder does not provide notice to Scan-Optics of a stockholder proposal by March 14, 2006, the attorneys named in the form of proxy mailed with our proxy statement for that meeting will have discretionary authority to vote as they determine on the proposal. If we change the date of the 2006 Annual Meeting by more than 30 days from the date of the 2005 Annual Meeting, notice of the stockholder proposal must be submitted a reasonable time before we begin to print and mail our proxy materials for the meeting.

At each Annual Meeting, stockholders will be given an opportunity to nominate candidates for election as directors. However, pursuant to our By-Laws, stockholders may also nominate candidates for election as directors by timely submitting their nomination to the Company. In order for a stockholder’s nomination to be considered timely, the notice must be received by the Secretary of the Company at the principal executive offices of Scan-Optics not less than 40 days nor more than 90 days prior to the annual meeting. If stockholders have less than 50 days’ prior notice of the date of the meeting, however, a stockholder nomination will be timely if received not later than the close of business on the tenth day following the earlier of:

•	the day on which notice of the date of the meeting was mailed or

•	the day public disclosure of the meeting date was made.

A stockholder’s notice must set forth:

•
all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

•	the proposed nominee’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected; and

•
as to the stockholder giving the notice, (i) the name and address, as they appear on Scan-Optics books, of such stockholder and any other stockholder known by such stockholder to be supporting such nomination and (ii) the class and number of shares of Scan-Optics which are beneficially owned by such stockholder.

The Nominating Committee will review and consider director candidates proposed by our stockholders on the same basis as other candidates.

Stockholders submitting a nomination for director must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Stockholders may contact Scan-Optics for a copy of the relevant By-Law provisions regarding the requirements for stockholders to nominate director candidates.

RICHARD D. HARRIS
Secretary
April 28, 2005

SCAN-OPTICS, INC.

Dear Stockholder,

    Please take note of the important information enclosed with the Proxy Ballot.  There are a number of issues related to the management and operation of your Company that require your immediate attention and approval.  These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted.  Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, June 15, 2005.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Scan-Optics, Inc.

DETACH  HERE

SCAN-OPTICS, INC

169 Progress Drive
Manchester, Connecticut 06040

 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 15, 2005

The undersigned hereby constitutes and appoints Logan Clarke, Jr. and  Peter H. Stelling, or either of them, proxies of the undersigned, with full power of substitution,  to vote, as designated on the reverse side,  all shares of  capital stock of Scan-Optics, Inc.  (the “Company”) held of record by the undersigned on April 22, 2005 at the Annual Meeting of Stockholders to be held on June 15, 2005  and at any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS.

PLEASE MARK, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED EVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

Please sign exactly as your name appears on the books of the Compay.  Joint owners should each sign personally.  Trustees and other fiduciares should indicate the capacity in which they sign, and where more than one name appears, a majority must sign.  If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

SCAN-OPTICS, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH  HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

[X] Please mark votes as in this example.					#SCA

SCAN-OPTICS, INC.
			FOR	AGAINST	ABSTAIN
1. Election of Director Nominee: (01) Kevin S. Flannery		2. To ratify the appointment of UHY LLP as independent auditors for the fiscal year ending December 31, 2005.	[ ]	[ ]	[ ]
FOR NOMINEE [ ]	WITHELD FROM NOMINEE [ ]
In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

		Mark box at right if an address change or comment has been noted on the reverse side of this card.		[ ]

Please be sure to sign and date this Proxy.